EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Sotherly Hotels Inc.

We consent to the incorporation by reference in the registration statements (No. 333-192213) on Form S-8 and (Nos. 333-130664, 333-196754, and 333-199256) on Form S-3 of Sotherly Hotels Inc. and subsidiaries (the “Company”) of our report dated March 22, 2017, with respect to the consolidated financial statements and related financial statement schedule of the Company, included in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2016.

/s/ Dixon Hughes Goodman LLP

Norfolk, Virginia

March 22, 2017